UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2011

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	77-0148231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In February 2011, the parties to the federal securities class action in the case captioned “In re Cadence Design Systems, Inc. Securities Litigation” (the “Securities Litigation”) including Cadence Design Systems, Inc. (“Cadence”), reached an agreement to settle the Securities Litigation. The parties to the related state and federal derivative cases, both captioned “In re Cadence Design Systems, Inc. Derivative Litigation” (the “Derivative Litigation”), including Cadence, reached an agreement to settle the Derivative Litigation. The cases are described in more detail in Cadence’s Quarterly Report on Form 10-Q for the third quarter of fiscal 2011. In connection with the settlement of these cases, on November 15, 2011, the United States District Court for the Northern District of California issued an order preliminarily approving the settlement of the Securities Litigation and the Derivative Litigation, including the Stipulation of Settlement in the Derivative Litigation, dated June 7, 2011 (the “Stipulation”) and approving distribution of the Notice of Settlement in the Derivative Litigation (the “Notice”). The Stipulation requires that notice of such be given in the form of this Current Report on Form 8-K. The Stipulation and all exhibits thereto, available at http://www.cadence.com/cadence/investor_relations/documents/cadence_derivative_stipulation.pdf, and the Notice, available at http://www.cadence.com/cadence/investor_relations/documents/cadence_derivative_notice.pdf, are attached as Exhibits 99.01 and 99.02, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.01	Stipulation of Settlement.

99.02	Notice of the Stipulation of Settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2011

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.01	Stipulation of Settlement.

99.02	Notice of the Stipulation of Settlement.

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